EXECUTION VERSION

PATENT SECURITY AGREEMENT dated as of May 2, 2011 (this “Agreement”), between Dopaco, Inc. (the “U.S Grantor”) and The Bank of New York Mellon, as collateral agent (in such capacity, the “Collateral Agent”).
Reference is made to (a) the Collateral Agreement dated as of November 5, 2009 (as amended, restructured, renewed, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Collateral Agreement”), among Reynolds Group Holdings Inc. (“RGHI”), Pactiv Corporation (“Pactiv”), Reynolds Consumer Products Holdings Inc. (the “U.S. Term Borrower” and, together with RGHI and Pactiv, the “U.S. Term Borrowers”), Closure Systems International Holdings Inc. (together with the U.S. Term Borrowers, the “Borrowers”), Reynolds Group Issuer LLC (the “U.S. Issuer”), Reynolds Group Issuer Inc. (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), the Subsidiaries of Reynolds Group Holdings Limited (“Holdings”) from time to time party thereto and the Collateral Agent, (b) the Amended and Restated Credit Agreement dated as of February 9, 2011 (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent, (c) the Indenture dated as of November 5, 2009 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2009 Senior Secured Note Indenture”), among Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc. and The Bank of New York Mellon, as trustee (in such capacity, the “2009 Indenture Trustee”), principal paying agent, transfer agent and collateral agent and The Bank of New York Mellon, London Branch, as paying agent, (d) the Indenture dated as of October 15, 2010 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2010 Senior Secured Note Indenture”), among RGHL US Escrow I LLC, RGHL US Escrow I Inc., RGHL Escrow Issuer (Luxembourg) I S.A., The Bank of New York Mellon, as trustee (in such capacity, the “2010 Indenture Trustee”), principal paying agent, registrar and transfer agent and The Bank of New York Mellon, London Branch, as paying agent, (e) the Indenture dated as of February 1, 2011 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2011 Senior Secured Note Indenture”, and together with the 2009 Senior Secured Note Indenture and the 2010 Senior Secured Note Indenture, the “Senior Secured Note Indentures”) among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A., the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee (in such capacity, the “2011 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent. The Lenders have agreed to extend credit to the Borrowers pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The Senior Secured Note Holders have agreed to extend credit to the Issuers pursuant to, and upon the terms and conditions specified in, the Senior Secured Note Indentures. The parties hereto agree as follows:
SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified pursuant to the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.
SECTION 2. Grant of Security Interest. The U.S. Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a Security Interest in all of the U.S. Grantor’s right, title or interest in, to and under all of the Patents of the U.S. Grantor (including those listed on Schedule I hereto) now owned or at any time hereafter acquired by the U.S. Grantor or in which the U.S. Grantor now has or at any time in the future may acquire any right, title or interest as security for the payment or performance, as the case may be, in full of the Obligations.
SECTION 3. Purpose. This Agreement has been executed and delivered by the parties hereto for the purpose of recording the grant of the Security Interest with the United States Patent and Trademark Office. This Agreement is expressly subject to the terms and conditions set forth in the Collateral Agreement.
SECTION 4. Collateral Agreement. The U.S. Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the Patents are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DOPACO, INC.
By

Name:
Title:

THE BANK OF NEW YORK MELLON, as Collateral Agent,
By

Name:
Title:

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Schedule I
Patents

DOPACO, INC.
U.S. Patents

Title	Type	Serial No.	Patent No.
Carton with Lug Locked Tray & Cover	UTL	833,114	5,188,284
Modular Carrier Handle Interlock	UTL	939,145	5,221,001
Cup Construction	UTL	815,955	5,229,182
Carton with Reinforced Handle	UTL	193,466	5,392,984
Container for Multiple Foodstuffs	UTL	523,510	5,520,324
Food Carton and Folding Blank Therefor	UTL	345,701	5,531,373
Convertible Container	UTL	360,635	5,538,179
Compartment Carton	UTL	568,467	5,575,420
Partitioned Meal Tray or Container and Blank for Forming Same	UTL	438,793	5,601,231
Covered Carton	UTL	555,049	5,603,450
Carton with Prize Coupon	UTL	751,312	5,697,549
Carton with Offset Lock	UTL	779,448	5,707,004
Beverage Carton	UTL	808,038	5,740,958
Cup Protector	UTL	758,156	5,765,716
Split Wall Carton	UTL	790,866	5,775,574
Cup Carrier	UTL	719,648	5,791,462
Sauce Cup Tray	UTL	756,938	5,799,794
Food Scoop with Condiment Compartment	UTL	971,620	5,875,957
Carton with Sauce Holder	UTL	16,803	5,890,648
Clamshell Carton with Partitions	UTL	09/122,662	5,909,840
Carton with Locking Lid	UTL	09/066,551	5,924,626
Cup with Separable Coupon	UTL	09/172,869	5,996,887
Cup Carrier	UTL	09/207,772	6,024,212
Carton with Integral Promotional Materials	UTL	09/262,310	6,027,018
Food Scoop	UTL	09/126,853	6,050,482
Sleeve Protector for Cups	UTL	09/152,258	6,053,352
Conical Food Scoop	UTL	09/154,985	6,053,403
French Fry Carton with Hidden Indicia	UTL	09/245,346	6,068,181
Stabilized Two-Cup Carrier	UTL	09/192,358	6,089,638
Take-Out Carrier	UTL	09/323,839	6,213,389 B1
Food Scoop with Condiment Holder	UTL	09/458,013	6,216,946 B1
Lockable Two-Piece Container	UTL	09/644,543	6,230,917 B1
Insulating Sleeve	UTL	09/565,078	6,343,735 B1
Container Having an Improved Hinge	UTL	09/641,131	6,349,875 B1
Food Scoop with Condiment Holder	UTL	09/795,136	6,471,119 B1

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Title	Type	Serial No.	Patent No.
Stackable Food Tray with Condiment Compartment	UTL	09/892,653	6,543,679 B2
Food Scoop with Sealed Base	UTL	10/067,942	6,561,414 B1
Food Tray with Condiment Compartment	UTL	10/058,829	6,588,652 B2
Food Carton having Cylindrical Lower Portion	UTL	10/013,959	6,719,190 B2
Food Container for use with a Beverage Receptacle	UTL	10/742,913	7,182,242 B2
Carton Structure and Sheet Material Product with Indicia Keys	UTL	10/274,047	7,232,054 B2
Cup Lid With Slide Closure	UTL	11/513,327	7,753,224 B2
Coupon for a Carton	DES	29/101,510	Des 430,614
Coupon for a Carton	DES	29/126,012	D453,533 S
Clamshell Food Service Container	DES	29/214,112	D519,830 S
Flexible Hinge Food Service Container	DES	29/347,743	D631,340 S

U.S. Patent Applications

Title	Type	Serial No.
Flexible Hinge Clamshell Food Service Package	UTL	12/929,342
Flexible Hinge Clamshell Food Service Container with Continuous Sidewall Construction	UTL	12/929,768

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